Admission Ticket
PP&L, Inc. Annual Meeting of Shareowners
1:30 p.m., April 23, 1999                               [PP&L logo appears here]
Lehigh University's Stabler Arena
Bethlehem, Pennsylvania



                                                                  March 12, 1999
                Shareowner's mailing info here



Dear Shareowner:

        It is a pleasure to invite you to attend the 1999 Annual Meeting of Shareowners, which will be held at 1:30 p.m. on Friday, April 23, 1999, at Lehigh University's Stabler Arena, at the Goodman Campus Complex, located in Lower Saucon Township outside Bethlehem.

        Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company's operations and a question-and-answer period will follow.

        We hope you will be able to attend in person. If you plan to attend the meeting, please detach and return your Proxy now and bring this admission ticket with you to the meeting. If you are unable to attend the meeting but have any questions or comments on the company's operations, we would like to hear from you.

        In order to receive the cash payment of $1.00 per share as discussed in the Proxy Statement, Proposal 2 must be approved and adopted, and you must vote FOR Proposal 2. In addition, please remember to complete and sign the enclosed W-9 Form.

                                Sincerely yours,
                                /s/ William F. Hecht
                                William F. Hecht
                                Chairman, President and Chief Executive Officer


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                                                40-char scan line
PROXY     [PP&L LOGO APPEARS HERE]

Please date and sign your name(s)               (Name and Account Info Here)
exactly as shown at right, and
indicate you vote on the reverse
side. Make sure the return address
on this card shows in the window of
the return envelope. Retain the top
portion of this page as your admission
ticket for the Annual Meeting.

Remember to complete and sign the W-9 form.

                                        [_] Check here if the information shown
                                            above has changed.

                                        IMPORTANT: When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give you full title as
                                        such. In the case of JOINT HOLDERS, all
PROXY VOTE                              should sign.
PP&L, INC.
2 N 9TH STREET                          _____________________ Date _____________
ALLENTOWN PA 18101-9971
                                        _____________________ Date _____________

                                                                    Sequence No.

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                       [MAP OF Annual Meeting location]





Indicate your vote by placing an (X) in the appropriate box, using black or dark blue ink. Please date and sign your name(s) on the reverse side.

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Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareowners, April 23, 1999

William F. Hecht, Frank A. Long and Norman Robertson, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PP&L, Inc. to be held on April 23, 1999, and any adjournments thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments thereof.

Shares represented by all properly executed proxies will be voted at the Annual Meeting in the manner specified. If properly executed and returned, and no specification is made, votes will be cast "FOR" all items on the proxy.

1. ELECTION OF DIRECTORS:

(1) Frederick M. Bernthal  (2) William J. Flood  (3) Frank A. Long

                        For All                 Withhold
     For All          Except (*)                 For All

       [_]                [_]                      [_]


(*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For All Except" box.

2. PROPOSAL 2: Amendment to the Articles      For      Against       Abstain

                                              [_]        [_]           [_]